Exhibit 2.10

FORM OF AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of January ___, 2021, by and among Dream Finders Holdings LLC, a Florida limited liability company (“DFH LLC”), Dream Finders Homes, Inc., a Delaware corporation and, prior to the consummation of the Merger (as defined below), a wholly owned subsidiary of DFH LLC (“DFH Inc.”), and DFH Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of DFH Inc. (“Merger Sub”).

RECITALS

WHEREAS, on the date hereof, DFH LLC has the authority to issue 222,666 units, consisting of: (i) 73,123 Common Units (the “DFH LLC Voting Common Units”), of which 73,123 units are issued and outstanding; (ii) 100,000 Non-Voting Common Units (the “DFH LLC Non-Voting Common Units” and, together with the DFH LLC Voting Common Units, the “DFH LLC Common Units”), of which 10,543 units are issued and outstanding; (iii) 15,400 Series A Preferred Units (the “DFH LLC Series A Preferred Units”), of which 15,400 units are issued and outstanding; (iv) 7,143 Series B Preferred Units (the “DFH LLC Series B Preferred Units”), of which 7,143 units are issued and outstanding; and (v) 27,000 Series C Preferred Units (the “DFH LLC Series C Preferred Units” and, together with the DFH LLC Series A Preferred Units and DFH LLC Series B Preferred Units, the “DFH LLC Preferred Units”), of which 26,000 units are issued and outstanding.

WHEREAS, as of the Effective Time (as defined below), DFH Inc. will have the authority to issue 350,000,000 shares of common stock, par value $0.01 per share, consisting of: 289,000,000 shares of Class A Common Stock (the “DFH Inc. Class A Common Stock”) and 61,000,000 shares of Class B Common Stock (the “DFH Inc. Class B Common Stock” and, together with the DFH Inc. Class A Common Stock, the “DFH Inc. Common Stock”), and 5,000,000 shares of preferred stock, par value $0.01 per share (the “DFH Inc. Preferred Stock”).

WHEREAS, as of the date hereof, DFH Inc. is the sole member of Merger Sub and owns all of the membership interests of Merger Sub.

WHEREAS, DFH Inc. and Merger Sub are each a newly formed corporation and limited liability company, respectively, organized for the sole purpose of participating in the transactions herein contemplated and actions related thereto, own no assets (other than DFH Inc.’s ownership of Merger Sub and nominal capital) and have taken no actions other than those necessary or advisable to organize the new entities and to effect the transactions herein contemplated and actions related thereto.

WHEREAS, DFH LLC desires to cause Merger Sub to merge with and into DFH LLC, with DFH LLC as the surviving entity (the “Merger”) of the Merger in accordance with Chapter 605.1021 of the Florida Revised Limited Liability Company Act (the “Florida LLC Act”) and Section 18-209 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), whereby DFH Inc. would become the sole member of DFH LLC immediately prior to the closing of an initial public offering of the DFH Inc. Class A Common Stock , and (i) all of the outstanding DFH LLC Non-Voting Common Units and DFH LLC Series A Preferred Units as of immediately prior to the Effective Time being converted in the Merger into shares of DFH Inc. Class A Common Stock, (ii) all of the outstanding DFH LLC Voting Common Units as of immediately prior to the Effective Time being converted in the Merger into shares of DFH Inc. Class B Common Stock and (iii) all of the outstanding DFH LLC Series B Preferred Units and DFH LLC Series C Preferred Units as of immediately prior to the Effective Time remain unchanged as outstanding DFH LLC Series B Preferred Units and DFH LLC Series C Preferred Units (collectively, the “Reorganization”).

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WHEREAS, the Board of Directors or Board of Managers, as applicable, of each of DFH LLC, DFH Inc. and Merger Sub have unanimously declared that this Agreement and the transactions contemplated hereby, including the Reorganization, are advisable and in the best interest of DFH LLC, DFH Inc. and Merger Sub, respectively, and their respective stockholders or members, as applicable;

WHEREAS, the Board of Directors or Board of Managers, as applicable, of each of DFH LLC, DFH Inc. and Merger Sub have unanimously authorized and approved this Agreement, the Reorganization and the performance of the transactions contemplated by this Agreement;

WHEREAS, immediately following the execution and delivery of this Agreement, DFH Inc., in its capacity as the sole member of Merger Sub, shall approve and adopt the Merger, this Agreement and, to the extent applicable, the other transactions described herein upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Merger is intended to consist of a tax-deferred transfer of property under Section 351(a) of the Code (as defined herein).

NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
THE MERGER

SECTION 1.1 The Merger.  Upon the terms and subject to the conditions of this Agreement, and in accordance with Chapter 605.1021 of the Florida LLC Act and Section 18-209 of the Delaware LLC Act, at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into DFH LLC, the separate limited liability company existence of Merger Sub shall thereupon cease and DFH LLC shall continue as the surviving entity in the Merger (sometimes hereinafter referred to as the “Surviving Company”).  At the Effective Time, the effects of the Merger shall be as provided in this Agreement and in Chapter 605.1025 of the Florida LLC Act and Section 18-209 of the Delaware LLC Act.

SECTION 1.2 Filing Certificate of Merger and Articles of Merger; Effective Time. As soon as practicable following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article V, if this Agreement shall not have been terminated prior thereto as provided in Section 6.1, DFH LLC shall cause a certificate of merger meeting the requirements of the Delaware LLC Act (the “Certificate of Merger”) and articles of merger meeting the requirements of the Florida LLC Act (the “Articles of Merger”) to be properly executed and filed in accordance with such sections and otherwise make all other filings or recordings as required by the Delaware LLC Act and the Florida LLC Act in connection with the Merger. The Merger shall become effective as of the effective time set forth in the Certificate of Merger filed with the Secretary of State of the State of Delaware and in the Articles of Merger filed with the Secretary of State of the State of Florida (the “Effective Time”).

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SECTION 1.3 Tax Distribution Prior to Effective Time. No later than one business day prior to the Effective Time, DFH LLC shall make a distribution of a total amount of $[●] in accordance with Section 4.4(b) of the Fourth Amended and Restated Operating Agreement of DFH LLC, dated effective as of May 28, 2019 (and as to be amended and restated by the Fifth Amended and Restated Operating Agreement of DFH LLC, dated effective as of the date of the Effective Time) with respect to taxable income of DFH LLC accrued prior to the Effective Time.

ARTICLE II
ORGANIZATIONAL DOCUMENTS, DIRECTORS / MANAGERS AND OFFICERS

SECTION 2.1 Name of Surviving Company.  The name of the Surviving Company shall be “Dream Finders Holdings LLC.”

SECTION 2.2 Articles of Organization of Surviving Company. From and after the Effective Time, the Articles of Organization of DFH LLC as in effect immediately prior to the Effective Time shall remain unchanged and shall be the Articles of Organization of the Surviving Company until thereafter further amended as provided therein and in accordance with the Florida LLC Act.

SECTION 2.3 Operating Agreement of Surviving Company. From and after the Effective Time, the Fourth Amended and Restated Operating Agreement of DFH LLC, dated effective as of May 28, 2019, shall be replaced by the Fifth Amended and Restated Operating Agreement of DFH LLC, dated effective as of the date of the Effective Time.

SECTION 2.4 Sole Manager of Surviving Company. From and after the Effective Time, DFH Inc. shall be the sole manager of the Surviving Company.

SECTION 2.5 Officers of Surviving Company.  From and after the Effective Time, the officers of DFH LLC immediately prior to the Effective Time shall be the officers of the Surviving Company, each such officer to serve in such capacity until his or her successor is duly elected or appointed or his or her earlier death, resignation or removal.

SECTION 2.6 Directors and Officers of DFH Inc.  Prior to the Effective Time, DFH LLC, in its capacity as the sole stockholder of DFH Inc., agrees to take or cause to be taken all such actions as are necessary to cause the persons identified on Exhibit A hereto to be elected or appointed as the directors of DFH Inc., effective as of the listing of the DFH Inc. Class A Common Stock on The Nasdaq Global Select Market, with each such person to serve until his or her respective successor is elected and qualified (or his or her earlier death, disability or retirement).

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Prior to the Effective Time, DFH LLC, in its capacity as the sole stockholder of DFH Inc., agrees to take or cause to be taken all such actions as are necessary to cause those persons serving as the officers of DFH LLC immediately prior to the Effective Time to be appointed as the officers of DFH Inc. (to the extent the officers of DFH Inc. and DFH LLC are not already identical), each such person to have the same office(s) with DFH Inc. as he or she held with DFH LLC.

SECTION 2.7 Certificate of Incorporation of DFH Inc.  On or prior to the Effective Time, (i) the Board of Directors of DFH Inc. shall have approved, and DFH LLC, in its capacity as sole stockholder of DFH Inc., shall have adopted, the Amended and Restated Certificate of Incorporation of DFH Inc. (the “DFH Inc. Charter”), and the DFH Inc. Charter shall have been filed with the Secretary of State of the State of Delaware and shall have become effective, and (ii) the Amended and Restated Bylaws of DFH Inc. (the “DFH Inc. Bylaws”) shall have been adopted and shall be in full force and effect.

ARTICLE III
CANCELLATION AND CONVERSION OF EQUITY

SECTION 3.1 Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares or units of either DFH LLC, DFH Inc. or Merger Sub:

(a)          Conversion of Merger Sub Shares.  All of the issued and outstanding membership interests of Merger Sub as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into an aggregate number of 97,830 validly issued, fully paid and nonassessable DFH LLC Voting Common Units.

(b)          Conversion of DFH LLC Units.  The issued and outstanding DFH LLC Non-Voting Common Units owned by a member of DFH LLC immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into the number of validly issued, fully paid and nonassessable shares of DFH Inc. Class A Common Stock set forth opposite the name of such holder of DFH LLC Non-Voting Common Units on Schedule I attached hereto (and incorporated by reference herein). The issued and outstanding DFH LLC Series A Preferred Units owned by a member of DFH LLC immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into the number of validly issued, fully paid and nonassessable shares of DFH Inc. Class A Common Stock set forth opposite the name of such holder of DFH LLC Series A Preferred Units on Schedule I attached hereto (and incorporated by reference herein). The issued and outstanding DFH LLC Voting Common Units owned by a member of DFH LLC immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into the number of validly issued, fully paid and nonassessable shares of DFH Inc. Class B Common Stock set forth opposite the name of such holder of DFH LLC Voting Common Units on Schedule I attached hereto (and incorporated by reference herein). The number of shares of Class A Common Stock and Class B Common Stock issued to members of DFH LLC holding DFH LLC Non-Voting Common Units, DFH LLC Series A Preferred Units and DFH LLC Voting Common Units, as the case may be, immediately prior to the Effective Time was determined based on the number of DFH LLC Non-Voting Common Units, DFH LLC Series A Preferred Units and DFH LLC Voting Common Units, as the case may be, held by such members immediately prior to the Effective Time adjusted for the book value of each such member’s DFH LLC capital account.

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Each issued and outstanding DFH LLC Series B Preferred Unit as of immediately prior to the Effective Time shall remain unchanged as an issued and outstanding Series B Preferred Unit in the Surviving Company. Each issued and outstanding DFH LLC Series C Preferred Unit as of immediately prior to the Effective Time shall remain unchanged as an issued and outstanding Series C Preferred Unit in the Surviving Company.

(c)          Cancellation of DFH Inc. Shares. DFH LLC shall surrender each issued and outstanding share of DFH Inc. common stock, par value $0.01 per share, that is owned immediately prior to the Effective Time by DFH LLC, and each such share shall thereupon be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in connection with such cancellation therefor.

SECTION 3.2 Direct Registration of DFH Inc. Common Stock.

(a)          From and after the Effective Time, record ownership of the DFH Inc. Common Stock issued in accordance with Section 3.1(b) shall be kept in uncertificated, book entry form by DFH Inc., unless a replacement physical certificate is requested for cancellation. Following the Effective Time, any certificate representing DFH LLC Common Units or DFH LLC Series A Preferred Units immediately prior to the Effective Time shall be promptly surrendered by the holder of such Units formerly represented by such certificate to DFH LLC.

(b)          From and after the Effective Time, holders of DFH LLC Common Units and DFH LLC Series A Preferred Units as of immediately prior to the Effective Time will cease to be, and will have no rights as, members of DFH LLC, other than the right to receive the applicable shares of DFH Inc. Common Stock pursuant to Section 3.1(b). At the Effective Time, the unit transfer books of DFH LLC shall be closed and from and after the Effective Time, there shall be no further registration of transfers on the unit transfer books of the Surviving Company of the DFH LLC Common Units and DFH LLC Series A Preferred Units that were outstanding immediately prior to the Effective Time.

SECTION 3.3 No Dissenters’ Rights.  There are no dissenters’ rights or appraisal rights available to holders of DFH LLC Common Units or DFH LLC Series A Preferred Units under the Florida LLC Act or the Delaware LLC Act in connection with the Merger.

ARTICLE IV
CONDITIONS PRECEDENT

The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions:

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(a)          None of the parties hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S. or any other country, that prohibits the consummation of the Merger.

(b)          Other than the filing of the Certificate of Merger and the Articles of Merger provided for under Article I, all consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required to consummate the Merger and the other transactions contemplated hereby shall have been obtained or made.

ARTICLE V
TERMINATION, AMENDMENT AND WAIVER

SECTION 5.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by action of the Board of Managers of DFH LLC.

SECTION 5.2 Effect of Termination.  In the event of termination of this Agreement as provided in Section 5.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of DFH LLC, DFH Inc. or Merger Sub.

SECTION 5.3 Amendment.  This Agreement may be amended by the parties hereto at any time; provided, however, that, any amendment effected subsequent to member approval shall be subject to the restrictions contained in the Delaware LLC Act and Florida LLC Act. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 5.4 Waiver.  At any time prior to the Effective Time, to the extent permitted by applicable law, the parties may waive compliance with any of the agreements or covenants contained in this Agreement, or may waive any of the conditions to consummation of the Merger contained in this Agreement.  Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VI
COVENANTS

SECTION 6.1 Further Assurances.  Each of DFH LLC, DFH Inc. and Merger Sub shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or reasonably appropriate to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions provided for herein.

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ARTICLE VII
GENERAL PROVISIONS

SECTION 7.1 Assignment; Binding Effect; Benefit.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 7.2 Entire Agreement.  This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

SECTION 7.3 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws that would apply any other law.

SECTION 7.4 Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

SECTION 7.5 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

SECTION 7.6 Severability.  If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

SECTION 7.7 Tax Treatment.  For U.S. federal income tax purposes, the Merger shall be treated as a contribution of all of the DFH LLC Common Units and DFH LLC Series A Preferred Units to DFH Inc. by the holders of such units in exchange for the DFH Inc. Common Stock in a transaction governed by Section 351(a) of the Code (in which the separate limited liability company existence of Merger Sub shall be disregarded for such purposes).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, DFH LLC, DFH Inc. and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

DREAM FINDERS HOLDINGS LLC, a Florida limited liability company

By:
Name: Patrick Zalupski
Title: Chief Executive Officer

Common Members:

POZ HOLDINGS, INC.

By:
Name: Patrick Zalupski
Title: President

PATRICK ZALUPSKI

Series A Preferred Member:

DFH INVESTORS, LLC

By:
Name: W. Radford Lovett II
Title: Manager

Series B Preferred Members:

MOF II DF HOME LLC

By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

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MCC INVESTMENT HOLDINGS LLC

By:
Name:
Title:

Series C Preferred Member:

THE VÄRDE PRIVATE DEBT OPPORTUNITIES FUND (ONSHORE), L.P., a Delaware limited partnership
By: The Värde Private Debt Opportunities Fund GP, L.P., its General Partner
By: Värde Partners, L.P., its General Partner
By: Värde Partners, Inc., its General Partner

By:
Name:
Title:

Non-Voting Common Members:

BOC DFH, LLC, a Delaware limited liability company

By:
Name:
Title:

MDB4L INVESTMENT, LLC, a Florida limited liability company

By:
Name:
Title:

BLAKE WILSON

STEVEN J. FISCHER

[Signature Page to Agreement and Plan of Merger]

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ROBERT W. HUGHES JR.

MARY C. HUGHES

KEITH GOLDFADEN

DENNIS A. ZALUPSKI

ROBERT J. ZALUPSKI

RICK A. MOYER

JOHN BLANTON

BATEY CAMP MCGRAW

JOHN DOUGLAS MORAN JR.

ROBERT E. RIVA, JR.

[Signature Page to Agreement and Plan of Merger]

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DFH MERGER SUB LLC,
a Delaware limited liability company

By:
Name: Patrick Zalupski
Title: Authorized Person

DREAM FINDERS HOMES, INC.,
a Delaware corporation

By:
Name: Patrick Zalupski
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

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SCHEDULE I

SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK TO BE
ISSUED UPON THE CONVERSION OF DFH LLC UNITS (SECTION 3.1(b))

Name of DFH LLC Member	Type of DFH LLC Units Owned	Shares of Class A Common Stock to be Issued	Shares of Class B Common Stock to be Issued
Batey Camp McGraw	Non-Voting Common Units	591,768
John Blanton	Non-Voting Common Units	591,768
John Douglas Moran Jr.	Non-Voting Common Units	755,490
Rick A. Moyer	Non-Voting Common Units	764,211
Robert E. Riva, Jr.	Non-Voting Common Units	18,640
DFH Investors, LLC	Series A Preferred Units	12,664,706
Patrick Zalupski	Voting Common Units		59,629,995
POZ Holdings, Inc.	Voting Common Units		596,158
Equity Trust Company Custodian FAO, Rick Moyer	Non-Voting Common Units	139,650
BOC DFH, LLC	Non-Voting Common Units	4,681,099
MDB4L Investment, LLC	Non-Voting Common Units	466,178
Keith Goldfaden	Non-Voting Common Units	46,627
Stephen J. Fischer	Non-Voting Common Units	139,878
Blake Wilson	Non-Voting Common Units	233,147
Robert W. Hughes, Jr. and Mary C. Hughes (Jointly owned)	Non-Voting Common Units	60,797
Dennis A. Zalupski	Non-Voting Common Units	50,685
Robert J. Zalupski	Non-Voting Common Units	50,685
Total:		21,255,329	60,226,153

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EXHIBIT A

DIRECTORS

Patrick O. Zalupski

William H. Walton, III

W. Radford Lovett II

Justin Udelhofen

Megha H. Parekh